Exhibit (e)(xii)


                                  Exhibit O
                                   To the
                           Distributor's Contract

                            MARSHALL FUNDS, INC.

                         Marshall Money Market Fund

                               Class I Shares






      In consideration of the mutual covenants set forth in the Distributor's Contract dated October 1, 1992 between Marshall Funds, Inc. and Federated Securities Corp., Marshall Funds, Inc. executes and delivers this Exhibit on behalf of the Portfolios, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

      Witness the due execution hereof this 24th day of January, 2000.


                                    MARSHALL FUNDS, INC.


                                    By: /s/ Brooke J. Billick
                                       ------------------------------
                                    Name:  Brooke J. Billick
                                    Title:  Secretary


                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ David M. Taylor
                                       ------------------------------
                                    Name:  David M. Taylor
Title:  Executive Vice President